Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Tawni Adams
(623) 587-2686
PetSmart Media Line
623-587-2177
PETSMART REPORTS RESULTS FOR THE SECOND QUARTER 2008

• Earnings of $0.30 per Share	• Comp Sales Growth of 4.0 Percent
• Net Sales Growth of 11.2 Percent	• Services Sales Growth of 20.4 Percent
PHOENIX — August 28, 2008 — PetSmart, Inc. (NASDAQ: PETM) today reported net income of $37.2 million, or $0.30 per share, for the second fiscal quarter of 2008. That compares with net income of $47.1 million, or $0.35 per share, for the second fiscal quarter of 2007, which included $6.7 million of net benefits associated with the reductions in insurance and stock option expenses as well as favorable timing of rent reimbursement from MMI Holdings, Inc. (MMI), the third-party operator of PetSmart’s in-store Banfield veterinary hospitals.
Net sales for the second quarter of 2008 increased 11.2 percent to $1.2 billion, compared to the second quarter of 2007. Comparable store sales — or sales in stores open at least a year — grew 4.0 percent in the second quarter, on top of 4.0 percent growth in the same period in 2007. During the second quarter, pet services sales were $141.1 million, up 20.4 percent from the second quarter of last year.
“We are executing well in this tough environment and are on track to achieve our targets for the year,” said Phil Francis, chairman and CEO. “Our long term focus continues to be on investing in a solid business model that can deliver sustainable returns to our shareholders. We have decided to slow our store and PetsHotel growth going forward to balance our investment between the productivity of our current asset base and driving market share gains.”
Guidance
“PetSmart delivered on its plan for the first half, and we feel good about delivering on our targets for all of 2008,” said Chip Molloy, Chief Financial Officer. “We expect current macro trends to continue throughout the year, so we are focused on consistent and efficient execution, driving sales and taking great care of the customer. For the third fiscal quarter of 2008, we estimate comparable store sales growth in the mid-single digits and earnings per share in the range of $0.25 to $0.29.”

2008 Full Year Guidance
•	Total sales growth: High single to low double digits

•	Comparable store sales growth: Mid-single digits

•	Operating income percentage: Flat to down 20 basis points as a percentage of sales

•	Net interest expense: Approximately $15 million per quarter

•	Income tax rate: 38 to 39 percent

•	Earnings per share: $1.51 to $1.59 per share

•	Capital expenditures: $285 million or lower

•	Net new store growth: 100 to 104

•	PetsHotel growth: 45

Conference call information
PetSmart management has scheduled a teleconference for 4:30 p.m. (EDT) today to discuss results for the second quarter of 2008 as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. The Web-cast will be available until the company announces results for the third quarter of 2008. In addition, you can listen to the call live by dialing 866-802-4322 (within the United States and Canada) or 703-639-1319 (for international callers), code 1254711. A phone replay will be available through September 12, 2008, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1254711.
About PetSmart
PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company operates more than 1,075 pet stores in the United States and Canada, a growing number of in-store PetSmart PetsHotel® cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers complete pet training, pet grooming, pet boarding, doggie day camp and pet adoption services. Since 1994, PetSmart Charities®, Inc., an independent 501(c)(3) non-profit animal welfare organization, has funded more than $70 million in grants and programs benefiting animal welfare organizations and, through its in-store pet adoption programs, has helped save the lives of more than 3 million pets.
Forward-looking statements
This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2008 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arising when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.
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PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	August 3,	February 3,
	2008	2008
Assets
Cash and cash equivalents	$57,904	$58,322
Receivables, net	39,621	49,341
Merchandise inventories	544,609	501,212
Deferred income taxes	47,016	46,765
Prepaid expenses and other current assets	77,262	73,231

Total current assets	766,412	728,871

Property and equipment, net	1,318,573	1,230,770
Equity investment in affiliate	25,283	23,346
Deferred income taxes	106,862	108,544
Goodwill	43,341	44,333
Intangible assets, net	1,272	1,457
Other noncurrent assets	27,007	29,936

Total assets	$2,288,750	$2,167,257

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$184,281	$172,352
Accrued payroll bonus and employee benefits	138,789	132,768
Accrued occupancy expenses	53,460	46,955
Short-term debt	32,000	30,000
Current maturities of capital lease obligations	30,833	24,982
Other current liabilities	161,588	148,832

Total current liabilities	600,951	555,889

Capital lease obligations	546,965	508,765
Deferred rents	90,572	88,954
Other noncurrent liabilities	29,746	27,052

Total liabilities	1,268,234	1,180,660

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—
Common stock; $.0001 par value	16	16
Additional paid-in capital	1,093,585	1,079,190
Retained earnings	829,519	758,674
Accumulated other comprehensive income	4,219	5,585
Treasury stock	(906,823)	(856,868)

Stockholders’ equity	1,020,516	986,597

Total liabilities and stockholders’ equity	$2,288,750	$2,167,257

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2008	% of Sales	July 29, 2007	% of Sales	August 3, 2008	% of Sales	July 29, 2007	% of Sales

Net sales	$1,241,948	100.0%	$1,116,681	100.0%	$2,454,879	100.0%	$2,228,306	100.0%
Cost of sales	875,542	70.5%	770,358	69.0%	1,732,105	70.6%	1,543,505	69.3%

Gross profit	366,406	29.5%	346,323	31.0%	722,774	29.4%	684,801	30.7%

Operating, general and administrative expenses	291,007	23.4%	261,587	23.4%	567,106	23.1%	523,481	23.5%

Operating income	75,399	6.1%	84,736	7.6%	155,668	6.3%	161,320	7.2%

Gain on sale of investments	—	0.0%	—	0.0%	—	0.0%	95,363	4.3%
Interest expense, net	(15,211)	-1.2%	(8,732)	-0.8%	(28,953)	-1.2%	(17,556)	-0.8%

Income before income tax expense and equity in income from investee	60,188	4.8%	76,004	6.8%	126,715	5.2%	239,127	10.7%

Income tax expense	(24,294)	-2.0%	(29,435)	-2.6%	(50,193)	-2.0%	(86,076)	-3.9%

Equity in income from investee, net of tax	1,354	0.1%	556	0.0%	1,937	0.1%	781	0.0%

Net income	$37,248	3.0%	$47,125	4.2%	$78,459	3.2%	$153,832	6.9%

Basic earnings per share	$0.30		$0.36		$0.63		$1.16

Diluted earnings per share	$0.30		$0.35		$0.62		$1.13

Weighted average shares outstanding — basic	123,751		132,262		124,401		132,789
Weighted average shares outstanding — diluted	126,210		135,514		126,814		136,095

Stores open at beginning of each period	1,043		928		1,008		908
Stores opened during each period	37		40		72		63
Stores closed during each period	(5)		(2)		(5)		(5)
Stores open at end of each period	1,075		966		1,075		966